Wintrust Financial Corporation Earnings Release Presentation Q3 2019

Q3 2019 Highlights

WINTRUST

Performance Highlights (Q3 2019)	vs. Q2 2019
$99.1 million Net Income	+$17.7 million Net Income
$1.69 Diluted EPS[1]	+$0.31 Diluted EPS[1]
1.16% ROA[3]	+14 bps[2] ROA[3]
11.42% ROE[4]	+174 bps[2] ROE[4]
1.40% Net Overhead Ratio	-24 bps[2] Net Overhead Ratio
61.84% Efficiency Ratio (GAAP)	-133 bps[2] Efficiency Ratio (GAAP)
61.59% Efficiency Ratio (Non-GAAP[5])	-130 bps[2] Efficiency Ratio (Non-GAAP[5])

As of 9/30/2019	vs. 6/30/2019
$34.9 billion Total Assets	+$1.3 billion Total Assets
$25.7 billion Total Loans	+$0.4 billion Total Loans
$28.7 billion Total Deposits	+$1.2 billion Total Deposits

Expansion Activity

- Announced an agreement to acquire SBC, Incorporated, the parent company of Countryside Bank, which is expected to close in the fourth quarter of 2019. Countryside Bank had approximately $420 million in loans and approximately $511 million in deposits as of June 30, 2019
- Completed the previously announced acquisition of STC Bancshares Corp., the parent company of STC Capital Bank, early in the fourth quarter of 2019. STC Capital Bank had approximately $190 million in loans and approximately $244 million in deposits as of June 30, 2019
- Opened two new branches in the city of Chicago

Key Observations

- Record quarterly net income of $99.1 million in Q3 2019
- Total period end loans were $364 million higher than average total loans in the current quarter
- Net interest income decreased by $1.3 million compared to the second quarter of 2019 as a 25 basis point decline in net interest margin was partially offset by the impact of a $1.7 billion increase in average earning assets
- Recognized $10.8 million of provision for credit losses and $9.4 million of net charge-offs. The $9.4 million includes $4.0 million of additional net charge-offs (which were substantially reserved for in prior quarters) related to the three non-performing credits disclosed in the second quarter of 2019 and represents a return to lower levels of net charge-offs

[1] Diluted EPS: Net Income Per Common Share - Diluted [2] Bps: Basis Points [3] ROA: Return on Average Assets
[4] ROE: Return on Average Common Equity [5] See Non-GAAP reconciliation on pg. 12

2

Earnings Summary Condensed Income Statement Current Q Difference vs. Current Q Net Income & ROA ($ in Millions) Thousands ($) Q3 2019 Q2 2019 Q3 2018 $99.1 Net Interest Income $264,852 $(1,350) $17,289 $91.9 $89.1 $79.7 $81.5 Non-Interest Income $115,137 $16,979 $15,207 Net Revenue $379,989 $15,629 $32,496 1.24% Non-Interest Expense $234,554 $4,947 $20,917 1.16% 1.16% Pre-Provision Net Revenue $145,435 $10,682 $11,579 1.05% 1.02% Provision For Credit Losses $10,834 $(13,746) $(208) Income Before Taxes $134,601 $24,428 $11,787 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Income Tax Expense $35,480 $6,773 $4,614 Net Income $99,121 $17,655 $7,173 Net Income ROA Preferred Stock Dividends $2,050 $— $— Net Income Available to Common Shares $97,071 $17,655 $7,173 Diluted EPS $1.69 $0.31 $0.12 Diluted EPS Trend ROA 1.16% 14 bps -8 bps $1.69 ROE 11.42% 174 bps -44 bps $1.57 Key Observations $1.52 • Q3 2019 Net Income: $99.1 million or $1.69 per diluted common $1.38 share $1.35 ◦ Diluted EPS increase of 22.5% compared to the prior quarter and 7.6% compared to Q3 2018 • Pre-Provision Net Revenue increased by $10.7 million compared to the prior quarter Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Diluted EPS 3

Year-to-Date ("YTD") 2019 Highlights

WINTRUST

Performance Highlights (9/30/2019 YTD)	vs. 9/30/2018 YTD
$269.7 million Net Income	+$6.2 million Net Income
$4.60 Diluted EPS	+$0.10 Diluted EPS
1.11% ROA	-12 bps ROA
10.74% ROE	-97 bps ROE
1.58% Net Overhead Ratio	+2 bps Net Overhead Ratio
62.53% Efficiency Ratio (GAAP)	+55 bps Efficiency Ratio (GAAP)
62.26% Efficiency Ratio (Non-GAAP[1])	+54 bps Efficiency Ratio (Non-GAAP[1])

As of 9/30/2019	vs. 9/30/2018
$34.9 billion Total Assets	+$4.8 billion Total Assets
$25.7 billion Total Loans	+$2.6 billion Total Loans
$28.7 billion Total Deposits	+$3.8 billion Total Deposits

Condensed Income Statement	Current YTD	Difference vs. Prior Year YTD
Thousands ($)	9/30/2019	9/30/2018
Net Interest Income	$793,040	$82,225
Non-Interest Income	$294,952	$14,110
Net Revenue	**$1,087,992**	**$96,335**
Non-Interest Expense	$678,535	$63,780
Pre-Provision Net Revenue	**$409,457**	**$32,555**
Provision For Credit Losses	$46,038	$21,607
Income Before Taxes	**$363,419**	**$10,948**
Income Tax Expense	$93,686	$4,724
Net Income	**$269,733**	**$6,224**
Preferred Stock Dividends	**$6,150**	**$—**
Net Income Available to Common Shares	**$263,583**	**$6,224**
Diluted EPS	$4.60	$0.10
ROA	1.11%	-12 bps
ROE	10.74%	-97 bps

Key Observations

- YTD growth through September 30, 2019 has been as follows:
  - Total assets - $3.7 billion or 15.7% annualized growth
  - Total loans - $1.9 billion or 10.6% annualized growth
  - Total deposits - $2.6 billion or 13.4% annualized growth
- Net Interest Margin (GAAP) is 3.56% for the first nine months of 2019 as compared to 3.58% over the same period in 2018
- MSR valuation adjustments, net of gains on derivative contracts held as economic hedges, resulted in a $16.1 million loss for the first nine months of 2019 as compared to a $7.3 million gain over the same period in 2018. These valuation adjustments are recorded in non-interest income

[1] See Non-GAAP reconciliation on pg.12

4

Loan Portfolio

WINTRUST

Key Observations

- Total loans increased $406 million from the prior quarter-end and $2.6 billion as compared to the end of Q3 2018
- Loan growth during Q3 2019 was strongest in Premium Finance Receivables - Life Insurance and Commercial Real Estate portfolios up $161 million and $172 million, respectively, compared to prior quarter-end
- Before the impact of scheduled payments and prepayments, gross commercial and commercial real estate loan pipelines were estimated to be approximately $1.2 billion to $1.3 billion at September 30, 2019. When adjusted for the probability of closing, the pipelines were estimated to be approximately $730 million to $810 million at September 30, 2019

Total Loans ($ in Billions)



Year-over-Year Change
$2.6B or 11%
$23.1
$23.8
$24.2
$25.3
$25.7
4.73%
4.87%
5.06%
5.07%
4.93%
9/30/2018
12/31/2018
3/31/2019
6/30/2019
9/30/2019
Total Loans
Total Loan Yield

Loan Composition (as of 9/30/2019)



32%
29%
2%
5%
13%
19%
Commercial
Commercial Real Estate
Home Equity
Residential Real Estate
Premium Finance Receivables - Commercial
Premium Finance Receivables - Life Insurance
Consumer & Other

Total Loans as of 9/30/2019 vs. 6/30/2019 ($ in Millions)



$25,305
$(75)
$172
$(15)
$100
$82
$161
$(20)
$25,710
6/30/2019
Commercial
Commercial Real Estate
Home Equity
Residential Real Estate
Premium Finance Receivables - Commercial
Premium Finance Receivables - Life Insurance
Consumer & Other
9/30/2019

5

Deposit Portfolio Key Observations Total Deposits ($ in Billions) • Total deposits increased by $1.2 billion from the prior quarter- Year-over-Year Change $3.8B or 15% end. The total deposit growth was net of a $552 million reduction $28.7 in brokered deposits. Non-brokered deposits now comprise $26.8 $27.5 approximately 96% of total deposits $26.1 $24.9 1.37% 1.43% 1.20% 1.29% • Rate paid on interest bearing deposits increased 6 basis points 1.06% from the prior quarter. We expect to begin to realize the benefit of declining deposit rates in the fourth quarter of 2019 as this typically lags changes in the interest rate environment 9/30/2018 12/31/2018 3/31/2019 6/30/2019 9/30/2019 • Non-interest bearing deposits increased $348 million from the Total Deposits Total Interest Bearing Deposit Rate prior quarter-end and comprise 25% of total deposits Deposit Composition (as of 9/30/2019) Total Deposits as of 9/30/2019 vs. 6/30/2019 ($ in Millions) $113 $110 $28,710 20% 25% $867 10% 10% $177 $348 25% 10% $(424) $27,519 s t s t 019 ing DA sit ke ng osi 019 /2 ear D po ar avi ep /2 /30 B ing De M S f D /30 6 est ar nt ey s o 9 ter Be me on te -In est ge M fica on ter na rti N In Ma Ce nd th e a eal Tim OW W N 6

Net Interest Margin 4.74% 4.74% 4.58% 4.53% 4.45% 1 Net Interest Margin (Quarterly Trends) Net Interest Margin, Fully Taxable-Equivalent (Non-GAAP ) 3.72% 3.61% 3.63% 3.64% 4.74% 4.74% 3.39% 4.58% 4.45% 4.53% 3.64% 3.61% 3.63% 3.72% 3.64% 3.39% 3.59% 3.61% 3.70% 3.62% 3.37% 0.01% (0.21)% 3.39% (0.05)% 1.51% 1.56% 1.4% 1.33% 1.17% 1.56% 1.51% 9 ld te s 9 201 ie Ra nd 201 1.40% 2 t Y ty Fu 3 1.33% Q sse ili ree Q g A iab t F 0.41% 0.42% 1.17% in g L Ne 0.38% 0.38% arn in 0.33% E ear st B ere Int 0.33% 0.38% 0.38% 0.41% 0.42% Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Key Observations Net Interest Margin Net Free Funds Contribution Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 • Q3 2019 net interest income totaled $264.9 million Earning Assets Yield Rate on Interest Bearing Liabilities ◦ A decrease of $1.3 million as compared to Q2 2019 and an Net Interest Margin (GAAP) increase of $17.3 million as compared to Q3 2018 Net Interest Margin, Fully Taxable-Equivalent (Non-GAAP)1 • Net interest margin decreased by 25 bps from the prior quarter: 4.74% 4.74% 4.58% 4.53% Earning Assets Yield ◦ Earning assets yield down 21 bps 4.45% ◦ Interest bearing liability rate increased 5 bps Net Free Funds Contribution ◦ Net free funds increased 1 bp Rate on Interest Bearing Liabilities 3.72% 3.61% 3.63% 3.64% 1 See Non-GAAP reconciliation on pg. 12 7 3.39% 3.59% 3.61% 3.70% 3.62% 1.51% 31.3.576% 1.33% 1.40% 1.17% 0.41% 0.42% 0.33% 0.38% 0.38% Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Net Interest Margin (GAAP) Net Interest Margin (Non-GAAP) Earning Assets Yield Net Free Funds Contribution Rate on Interest Bearing Liabilities

Credit Quality

WINTRUST

Non-Performing Loans ("NPLs") ($ in Millions)



$127.2
$113.2
$117.6
$113.4
$114.3
0.55%
0.48%
0.49%
0.45%
0.44%
9/30/2018
12/31/2018
3/31/2019
6/30/2019
9/30/2019
NPL $
NPLs as a % of Total Loans

Net Charge-Offs ("NCOs") ($ in Millions)



0.36%
$22.3
0.08%
0.12%
0.09%
0.15%
$4.7
$7.2
$5.1
$9.4
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019
NCO $
Annualized NCOs as a % of Average Total Loans

Allowance for Loan Losses at Period-End ($ in Millions)



$149.8
$152.8
$158.2
$160.4
$161.8
0.65%
0.64%
0.65%
0.63%
0.63%
9/30/2018
12/31/2018
3/31/2019
6/30/2019
9/30/2019
Total Allowance for Loan Losses
Total Allowance for Loan Losses as a % of Total Loans

Key Observations

- Recognized $10.8 million of provision for credit losses and $9.4 million of net charge-offs in Q3 2019. The $9.4 million includes $4.0 million of additional net charge-offs (which were substantially reserved for in prior quarters) related to the three non-performing credits disclosed in the second quarter of 2019 and represents a return to lower levels of net charge-offs

- Allowance for loan losses as a percentage of total loans: 0.63%
  - Total core loan portfolio: 0.90%
  - Total consumer, niche and purchased loan portfolio: 0.22%

- Allowance for loan losses as a percentage of total non-performing loans was 141.54% as of September 30, 2019

8

Non-Interest Income

WINTRUST

Non-Interest Income ($ in Millions)


$99.9
$16.9
$9.3
$9.1
$42.0
$22.6
$75.3
$8.4
$9.1
$10.9
$24.2
$22.7
$81.7
$19.9
$8.8
$10.8
$18.2
$24.0
$98.2
$15.7
$9.3
$11.7
$37.4
$24.1
$115.1
$18.2
$10.0
$12.0
$50.9
$24.0
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Wealth Management
Mortgage Banking
Operating Lease Income, net
Service Charges on Deposits
Other[1]

Operating Lease Income, Net ($ in Millions)


$9.1
$10.9
$10.8
$11.7
$12.0
$199.2
$233.2
$224.2
$230.1
$228.6
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Operating Lease Income, Net
Lease Investments, Net (Period-End Balance)

Wealth Management Revenue ($ in Millions)


$22.6
$5.6
$17.0
$26.0
$22.7
$5.0
$17.7
$24.2
$24.0
$4.5
$19.5
$25.1
$24.1
$4.8
$19.3
$25.9
$24.0
$4.7
$19.3
$26.1
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Trust and Asset Management
Brokerage
Assets Under Administration ($ in Billions)

Key Observations

- Non-interest income totaled $115.1 million:
  - An increase of $17.0 million as compared to Q2 2019 and $15.2 million as compared to Q3 2018
- Mortgage banking revenue increased $13.5 million as compared to Q2 2019 primarily as a result of higher production revenues and an increase in the fair value of the mortgage servicing rights portfolio
- Wealth management income decreased $140,000 as compared to Q2 2019 primarily due to decreased brokerage commissions

[1] Other NII - includes Interest Rate Swap Fees, BOLI, Administrative Services, FX Remeasurement Gains/(Losses), Early Pay-Offs of Capital Leases, Gains/(losses) on investment securities, net, Fees from covered call options, Trading gains/(losses), net and Miscellaneous.

9

Mortgage Banking Mortgage Banking Revenue ($ in Millions) MSR1 Value and Loans Serviced for Others ($ in Millions) $50.9 $0.1 MSR - Payoffs/ $7,901 LOGIC IN $14.0 Paydowns $7,515 $37.4 $7,014 $42.0 $5.4 MSR - Change in $0.9 Fair Value Model $6,546 MORTGAGE $9.8 $11.3 $24.2 Assumptions $5,904 BANKING $18.2 $5.2 $5.4 $9.7 Production $74.5 $75.2 $75.6 $6.6 Revenue $72.9 $71.0 $4.9 $5.7 $42.7 REVENUE Servicing Income $25.3 $29.9 & Other Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 NEEDS TO BE $18.6 $16.6 MSR MSRs, at fair value Loans Serviced for Others $1.1 $(1.4) $(2.0) Capitalization MODIFIED $(1.1) $(4.1) $(7.2) $(7.6) $(8.7) $(4.3) $(4.1) MSR Hedging Gains (Losses) % of MSRs to Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Loans Serviced for Others 1.26% 1.15% 1.01% 0.97% 0.96% Originations for Sale (Quarterly $ in Millions) Key Observations • Mortgage banking production revenue increased by $12.8 $1,420 million as mortgage originations for sale totaled $1.4 billion $1,152 $1,154 $456 in the third quarter of 2019 as compared to $1.2 billion in the $200 $928 second quarter of 2019 $301 $51 $310 $175 $678 $183 $289 $165 • Production margin improved from 2.59% in the second $148 $913 quarter of 2019 to 3.01% in the third quarter of 2019 $642 $670 $464 $365 primarily due to a favorable shift in origination channel mix Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 • Origination volume mix in Q3 2019: ◦ 48% Purchases / 52% Refinances Retail Originations Correspondent Originations • As compared to Origination volume mix in Q2 2019: ◦ 63% Purchases / 37% Refinances Veterans First Originations 1 MSR: Mortgage Servicing Right 10

Non-Interest Expense

WINTRUST

Trending Non-Interest Expense ($ in Millions)



$213.6
$211.3
$214.4
$229.6
$234.6
$26.8
$26.1
$29.4
$33.2
$28.5
$9.3
$8.4
$7.5
$6.2
$6.5
$9.9
$9.3
$5.6
$6.2
$8.0
$7.4
$8.5
$8.3
$8.8
$8.9
$11.1
$9.4
$9.9
$12.8
$13.4
$14.4
$16.0
$16.2
$15.9
$15.0
$10.8
$11.5
$11.8
$12.8
$13.3
$123.9
$122.1
$125.7
$133.7
$141.0
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Salaries and Employee Benefits
Equipment
Occupancy, net
Advertising and Marketing
Operating Lease Equipment Depreciation
Professional Fees
Data Processing
Other[1]

Expense Management Ratios



1.53%
1.79%
1.72%
1.64%
1.40%
61.23%
63.35%
62.34%
62.89%
61.59%
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Net Overhead Ratio[2]
Efficiency Ratio (Non-GAAP)[3]

Non-Interest Expense - Current Quarter vs. Prior Quarter ($ in Millions)



$229.6
$7.3
$0.5
$1.8
$(0.9)
$(4.0)
$0.3
$234.6
Q2 2019
Salaries and Employee Benefits
Advertising and Marketing
Professional Fees
Occupancy
FDIC Insurance
All Other Expenses
Q3 2019

Q3 2019 Key Observations

- Salary and employee benefits increase comprised of:
  - $2.7 million in salaries primarily due to increased staffing as the Company grows and acquisition related costs
  - $3.8 million commissions and incentive compensation primarily due to increased mortgage origination volumes
  - $782,000 of benefits expense
- $4.0 million reduction to FDIC insurance expense related to assessment credits

[1] **Other NIE** - includes amortization of other intangible assets, FDIC insurance, OREO expense, net, Commissions (3rd Party Brokers), Postage and Miscellaneous

[2] **Net Overhead Ratio** - The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period's average total assets. A lower ratio indicates a higher degree of efficiency.

[3] See Non-GAAP reconciliation on pg.12

11

Non-GAAP Reconciliation

WINTRUST

Reconciliation of Non-GAAP Net Interest Margin and Efficiency Ratio:	Three Months Ended					Nine Months Ended	
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	September 30, 2019	September 30, 2018
(A) Interest Income (GAAP)	$ 354,627	$ 346,814	$ 333,970	$ 320,596	$ 304,962	$ 1,035,411	$ 850,214
Taxable-equivalent adjustment:							
- Loans	978	1,031	1,034	980	941	3,043	2,423
- Liquidity Management Assets	574	568	565	586	575	1,707	1,672
- Other Earning Assets	5	1	2	4	3	8	7
(B) Interest Income (non-GAAP)	$ 356,184	$ 348,414	$ 335,571	$ 322,166	$ 306,481	$ 1,040,169	$ 854,316
(C) Interest Expense (GAAP)	$ 89,775	$ 80,612	$ 71,984	$ 66,508	$ 57,399	$ 242,371	$ 139,399
(D) Net Interest Income (GAAP) (A minus C)	$ 264,852	$ 266,202	$ 261,986	$ 254,088	$ 247,563	$ 793,040	$ 710,815
(E) Net Interest Income (non-GAAP) (B minus C)	$ 266,409	$ 267,802	$ 263,587	$ 255,658	$ 249,082	$ 797,798	$ 714,917
Net interest margin (GAAP)	3.37%	3.62%	3.70%	3.61%	3.59%	3.56%	3.58%
Net interest margin, fully taxable-equivalent (non-GAAP)	3.39%	3.64%	3.72%	3.63%	3.61%	3.58%	3.60%
(F) Non-interest income	$ 115,137	$ 98,158	$ 81,657	$ 75,308	$ 99,930	$ 294,952	$ 280,842
(G) Gains (losses) on investment securities, net	710	864	1,364	(2,649)	90	2,938	(249)
(H) Non-interest expense	234,554	229,607	214,374	211,333	213,637	678,535	614,755
Efficiency ratio (H/(D+F-G))	61.84%	63.17%	62.63%	63.65%	61.50%	62.53%	61.98%
Efficiency ratio (non-GAAP) (H/(E+F-G))	61.59%	62.89%	62.34%	63.35%	61.23%	62.26%	61.72%

The accounting and reporting policies of Wintrust conform to generally accepted accounting principles ("GAAP") in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company's performance. Management believes that these measures and ratios provide users of the Company's financial information a more meaningful view of the performance of the Company's interest-earning assets and interest-bearing liabilities and of the Company's operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.

12

Forward-Looking Statements This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2018 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following: 1) economic conditions that affect the economy, housing prices, the job market and other factors that may adversely affect the Company’s liquidity and the performance of its loan portfolios, particularly in the markets in which it operates; 2) negative effects suffered by us or our customers resulting from changes in U.S. trade policies; 3) the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses; 4) estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period; 5) the financial success and economic viability of the borrowers of our commercial loans; 6) commercial real estate market conditions in the Chicago metropolitan area and southern Wisconsin; 7) the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for loan and lease losses; 8) inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio; 9) changes in the level and volatility of interest rates, the capital markets and other market indices that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities; 10) competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services), which may result in loss of market share and reduced income from deposits, loans, advisory fees and income from other products; 11) failure to identify and complete favorable acquisitions in the future or unexpected difficulties or developments related to the integration of the Company’s recent or future acquisitions; 12) unexpected difficulties and losses related to FDIC-assisted acquisitions; 13) harm to the Company’s reputation; 14) any negative perception of the Company’s financial strength; 15) ability of the Company to raise additional capital on acceptable terms when needed; 16) disruption in capital markets, which may lower fair values for the Company’s investment portfolio; 17) ability of the Company to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations and to manage risks associated therewith; 18) failure or breaches of our security systems or infrastructure, or those of third parties; 19) security breaches, including denial of service attacks, hacking, social engineering attacks, malware intrusion or data corruption attempts and identity theft; 20) adverse effects on our information technology systems resulting from failures, human error or cyberattacks; 21) adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors; 22) increased costs as a result of protecting our customers from the impact of stolen debit card information; 23) accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions; 24) ability of the Company to attract and retain senior management experienced in the banking and financial services industries; 25) environmental liability risk associated with lending activities; 26) the impact of any claims or legal actions to which the Company is subject, including any effect on our reputation; 27) losses incurred in connection with repurchases and indemnification payments related to mortgages and increases in reserves associated therewith; 28) the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank; 29) the soundness of other financial institutions; 30) the expenses and delayed returns inherent in opening new branches and de novo banks; 31) examinations and challenges by tax authorities, and any unanticipated impact of the Tax Act; 32) changes in accounting standards, rules and interpretations such as the new CECL standard, and the impact on the Company’s financial statements; 33) the ability of the Company to receive dividends from its subsidiaries; 34) uncertainty about the future of LIBOR; 35) a decrease in the Company’s capital ratios, including as a result of declines in the value of its loan portfolios, or otherwise; 36) legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies; 37) a lowering of our credit rating; 38) changes in U.S. monetary policy and changes to the Federal Reserve’s balance sheet as a result of the end of its program of quantitative easing or otherwise; 39) restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business resulting from the Dodd-Frank Act; 40) increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the regulatory environment; 41) the impact of heightened capital requirements; 42) increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC; 43) delinquencies or fraud with respect to the Company’s premium finance business; 44) credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans; 45) the Company’s ability to comply with covenants under its credit facility; and 46) fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation. Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward-looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events after the date of this presentation. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases. 13